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                                                            REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      INTERNATIONAL CABLETEL INCORPORATED
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                   52-1822078
   (State of incorporation)              (I.R.S. employer identification no.)

                110 EAST 59TH STREET, NEW YORK, NEW YORK 10022
              (Address of principal executive offices; zip code)

          INTERNATIONAL CABLETEL INCORPORATED 1993 STOCK OPTION PLAN
                           (Full title of the Plan)

                           RICHARD J. LUBASCH, ESQ.
             Senior Vice President, General Counsel And Secretary
                      International Cabletel Incorporated
                             110 East 59th Street
                           New York, New York 10022
                                (212) 371-3714
(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            THOMAS H. KENNEDY, ESQ.
                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York 10022
                                (212) 735-3000
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                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
Title of Securities to be      Amount to be       Proposed Maximum Offer-         Proposed Maximum Ag-           Amount of Regis-
Registered                     Registered         ing Price Per Share  (1)(2)     gregate Offering Price  (2)    tration Fee  (3)
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value        600,000            $25.625                         $15,375,000                    $5,301.72
$0.01 per share (including
Series A Junior Participating
Preferred Stock Purchase
Rights)  (4)
=================================================================================================================================
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(1)  Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the
     Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the Nasdaq Stock Market's National Market on September 26, 1996.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

(4) Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock Purchase Rights (the "Rights") will not be evidenced separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.


                              Page 1 of 17 Pages
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     Pursuant to Instruction E of Form S-8 with respect to the registration of additional securities, the Registration Statement dated December 7, 1992 of the registrant's predecessor company, OCOM Corporation, a Delaware corporation, filed on Form S-8 (File No. 33-55448), and all exhibits thereto, and the Registration Statement dated May 12, 1994 of the registrant, International CableTel Incorporated, filed on Form S-8 (File No. 33-78844), and all exhibits thereto, are incorporated by reference in this Registration Statement.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.


             5 Opinion of Richard J. Lubasch, Esq. regarding the legality of the securities being registered

            23.1  Consent of Richard J. Lubasch, Esq. (included as part of
                  Exhibit 5)

            23.2  Consent of Ernst & Young LLP

            24    Powers of Attorney


                              Page 2 of 17 Pages
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 26th day of September, 1996.

                              INTERNATIONAL CABLETEL INCORPORATED


                              By:  /s/ Richard J. Lubasch
                                  ----------------------------------------------
                                  Richard J. Lubasch
                                  Senior Vice President, General Counsel and
                                  Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

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Name                                              Title                    Date
- ----                                              -----                    ----

              *                         Chairman of the Board,      September 26, 1996
- ---------------------------------       Chief Executive Officer
George S. Blumenthal                    and Treasurer (Principal
                                        Executive Officer)
              *                         President, Chief            September 26, 1996
- ---------------------------------       Operating and Financial
J. Barclay Knapp                        Officer and Director
                                        (Principal Financial
                                        Officer)
              *                         Vice President-Controller   September 26, 1996
- ---------------------------------       (Principal Accounting
Gregg Gorelick                          Officer)

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                              Page 3 of 17 Pages
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
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
              *                         Director                    September 26, 1996
- ---------------------------------
Sidney R. Knafel

              *                         Director                    September 26, 1996
- ---------------------------------
Ted H. McCourtney

              *                         Director                    September 26, 1996
- ---------------------------------
Del Mintz

              *                         Director                    September 26, 1996
- ---------------------------------
Alan J. Patricof

              *                         Director                    September 26, 1996
- ---------------------------------
Warren Potash

              *                         Director                    September 26, 1996
- ---------------------------------
Michael S. Willner


*  By: /s/ Richard J. Lubasch
       ------------------------
       Richard J. Lubasch
       Attorney-in-Fact


                              Page 4 of 17 Pages
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                                 EXHIBIT INDEX
                                 -------------

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Exhibit No.  Description of Exhibit                          Page No.
- -----------  ----------------------                          --------
5            Opinion of Richard J. Lubasch, Esq.
             regarding the legality of the securities being
             registered                                          6

23.1         Consent of Richard J. Lubasch, Esq.
             (included as part of Exhibit 5)                     6

23.2         Consent of Ernst & Young LLP                        8

24           Powers of Attorney                                  9
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                              Page 5 of 17 Pages